Spruce Power Reports Second Quarter 2024 Results

DENVER, COLORADO (August 14, 2024) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the second quarter ended June 30, 2024.

Business Highlights

•Reported 2Q revenues of $22.5 million, net loss attributable to stockholders of $8.6 million and Operating EBITDA of $14.4 million.
•Ended quarter with strong liquidity position for future growth, with $116.6 million of unrestricted cash.
•Continued to evaluate a pipeline of both operating residential solar portfolio M&A opportunities and organic growth prospects through Spruce Pro.
•Refinanced nearest maturing debt facility, the SP4 Facility, providing for a net injection of incremental capital into the Company of over $6 million.

Management Commentary and Outlook

"In the second quarter, our owner-operator platform delivered solid performance, backed by reliable, long-term cash flows from approximately 75,000 home solar assets and contracts. We exited the quarter with substantial liquidity of over $100 million of unrestricted cash to pursue our burgeoning growth opportunity set," said Chris Hayes, Spruce’s Chief Executive Officer.

Hayes continued, "The fundamentals of our business have never been stronger as consumer preference for solar leases and power purchase agreements (PPAs) continues to accelerate. This dynamic creates a strong tailwind for our M&A focused customer acquisition strategy and third-party servicing offerings through Spruce Pro. We are focused on disciplined execution and driving positive inflection in our platform's free cash flow generation."

Consolidated Financial Results

Revenues totaled $22.5 million for the second quarter of 2024, compared to $22.8 million for the second quarter of 2023. The decrease was primarily due to lower solar renewable energy credit (SREC) revenues during the three months ended June 30, 2024.

Core operating expenses (excluding depreciation), including both selling, general & administrative expenses ("SG&A") and operations & maintenance, were $21.1 million for the second quarter of 2024, up from $19.0 million for the second quarter of 2023. The increase was primarily due to higher compensation expenses of $2.2 million, which included one-time severance costs of $1.9 million recognized upon the separation of the former Chief Executive Officer in the second quarter of 2024.

Net loss attributable to stockholders was $8.6 million for the second quarter of 2024.

Management considers Operating EBITDA a key measure in evaluating Spruce's operating performance. For the second quarter of 2024, Operating EBITDA was $14.4 million.

Balance Sheet and Liquidity

The Company's total principal amount of outstanding debt as of June 30, 2024, was $640.0 million with a blended interest rate of 5.9%, including the impact of hedge arrangements. All debt consists of project finance loans that are non-recourse to the Company itself.

Total cash as of June 30, 2024, was $150.2 million, including cash and cash equivalents of $116.6 million and restricted cash of $33.6 million. Cash and cash equivalents decreased from $120.6 million as of March 31, 2024. The decrease is primarily attributable to higher operations and maintenance expenditures, partially offset by net cash proceeds associated with the refinance of the Company's SP4 Facility.

2024 Guidance

Spruce Power maintains its guidance for 2024 Operating EBITDA in the range of $68 - $86 million and 2024 Adjusted Free Cash Flow in the range of $0 - $5 million, with current expectations trending to the lower end of the ranges.

While Spruce's M&A pipeline continued to grow, home solar assets and contracts at the end of the second quarter were lower than the assumptions underlying the Company's previously disclosed full year 2024 guidance, which contemplated growth in home solar assets and contracts via M&A activity during the first half of the year. Further, operating expenses have been higher than initially projected given unforeseen CEO transition costs, an increase in legal expenses associated with the proxy contest, that ultimately led to the Company entering a cooperation agreement, and timing of non-routine operations and maintenance expenditures.

Growth and Capital Allocation

Spruce is committed to maximizing long-term value for our shareholders through a disciplined approach that includes strategic acquisitions, capital expenditure projects, debt repayment, and shareholder return initiatives.

During the second quarter of 2024, the Company continued to evaluate a pipeline of both operating residential solar portfolio M&A opportunities and organic growth prospects through Spruce Pro.

In June 2024, the Company closed on a new $130 million non-recourse debt facility, refinancing the Company's previous term loan of $125 million (the "SP4 Facility"). The refinancing transaction provided for an injection of incremental capital into the Company of over $6 million, net of fees and inclusive of positive value realized in the termination of interest rate swaps underlying the previous term loan.

There were no common stock repurchases made during the second quarter of 2024. There was $44.7 million remaining under the Company's authorized $50.0 million common share repurchase program as of June 30, 2024. The Company will continue to assess common stock repurchases on a quarterly basis with its Board of Directors.

Key Operating Metrics

As of June 30, 2024, Spruce owned cash flows from approximately 75,000 home solar assets and contracts across 18 U.S. States with an average remaining contract life of approximately 11 years. Combined portfolio generation for the second quarter ended June 30, 2024, was approximately 133 thousand MWh of power. In addition, the Company also serviced approximately 4,500 third-party owned home solar systems and third-party loans as of June 30, 2024. Gross Portfolio Value, on a PV6 basis as described below, was $778.0 million as of June 30, 2024.

Conference Call Information

The Spruce management team will host a conference call for analysts and investors to discuss its second quarter 2024 financial results and business outlook today at 2:30 p.m. Mountain Time. The conference call can be accessed live over the telephone by dialing (888) 596-4144 and referencing Conference ID 6052195. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of the Company’s website at https://investors.sprucepower.com/overview/default.aspx. An audio replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 6052195. The replay will be available until August 28, 2024.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from approximately 75,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “opportunity,” “plans,” “goals,” “target,” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely” or the negative of these terms or other words of similar meaning. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties. Forward-looking statements in this release include statements regarding 2024 guidance, potential future acquisitions and debt reductions, and the Company's prospects for long-term growth in revenues, business cash inflows and earnings. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and therefore, there is no guarantee as to the number of shares that may be purchased. These statements are based on various assumptions, whether or not identified in this press release and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry and home electrification; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 9, 2024, subsequent Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

This press release includes references to certain non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the GAAP financial measures presented in this press release, our financial statements, and other publicly filed reports. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward-looking financial information. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Definitions of Non-GAAP Financial Information

Earnings (Loss) Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We believe that Adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segment. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Operating EBITDA:

We define Operating EBITDA as Adjusted EBITDA plus proceeds from investment in lease agreement, net, proceeds from buyouts / prepayments and interest earned on cash investments. Proceeds from investment in lease agreement, net, represent cash flows from the Company's Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately 22,500 solar lease and power purchase agreements, net of servicing costs. Proceeds from buyouts / prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts. Interest earned on cash investments represent cash interest received on investments in money market funds / U.S. Treasury securities.

Adjusted Free Cash Flow:

We define Adjusted Free Cash Flow as Operating EBITDA less project finance debt service, platform capital expenditures, and other non-cash items. Project finance debt service represents principal and interest payments, including sweeps where applicable, on Spruce's non-recourse, project finance debt facilities. Other non-cash items represent miscellaneous non-cash income or expense associated with our various operating portfolios of residential solar assets.

Portfolio Value Metrics:

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of solar renewable energy credits generated from assets that the Company owns today.

•Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)
•Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of June 30, 2024
Contracted Portfolio Value (1)	$701
Renewal Portfolio Value (2)	61
Uncontracted Renewable Energy Credits (3)	16
Gross Portfolio Value (4)	$778

(1) Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% per annum during the initial term of the Company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the Company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third-party project equity investors. The calculation includes cash flows the Company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2) Renewal Portfolio Value is the forecasted net present value the Company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The Company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming that, on average, Spruce's customers choose to renew 50% of the time at a contract rate representing a 35% discount to the contract rate in effect at the end of the initial contract term, for a term of 7-years.

(3) Uncontracted sales of SRECs based on forward market REC pricing curves, adjusted for liquidity discounts.
(4) Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted SRECs.

Spruce Power Holding Corporation
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,
(In thousands, except per share and share amounts)	2024	2023

Revenues	$22,481	$22,813
Operating expenses:
Cost of revenues	10,139	8,594
Selling, general and administrative expenses	16,701	15,985
Gain on asset disposal	(999)	(794)
Total operating expenses	25,841	23,785
Loss from operations	(3,360)	(972)
Other (income) expense:
Interest income	(5,257)	(3,240)
Interest expense, net	7,591	10,456
Change in fair value of warrant liabilities	(6)	(33)
Change in fair value of interest rate swaps	3,234	(9,190)
Other income, net	(130)	(752)
Net income (loss) from continuing operations	(8,792)	1,787
Net income (loss) from discontinued operations	219	(183)
Net income (loss)	(8,573)	1,604
Less: Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	5	(1,461)
Net income (loss) attributable to stockholders	$(8,578)	$3,065
Net income (loss) from continuing operations per share, basic	$(0.46)	$0.10
Net income (loss) from continuing operations per share, diluted	$(0.46)	$0.09
Net income (loss) from discontinued operations per share, basic	$0.01	$(0.01)
Net income (loss) from discontinued operations per share, diluted	$0.01	$(0.01)
Net income (loss) attributable to stockholders per share, basic	$(0.45)	$0.16
Net income (loss) attributable to stockholders per share, diluted	$(0.45)	$0.15
Weighted-average shares outstanding, basic	19,271,954	18,611,757
Weighted-average shares outstanding, diluted	19,271,954	20,200,832

Spruce Power Holding Corporation
Reconciliation of Non-GAAP Financial Measures
For the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,
(In thousands)	2024	2023
Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Operating EBITDA
Net income (loss) attributable to stockholders	$(8,578)	$3,065
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	5	(1,461)
Interest income	(5,257)	(3,240)
Interest expense, net	7,591	10,456
Depreciation and amortization	4,978	4,647
EBITDA	(1,261)	13,467
Net (income) loss from discontinued operations	(219)	183
Restructuring charges	—	293
Legal charges related to SEC investigation and shareholder lawsuits	879	3,083
Gain on asset disposal	(999)	(794)
Change in fair value of interest rate swaps	3,234	(9,190)
Meter upgrade campaign	431	1,122
Other one-time costs	2,432	969
Change in fair value warrant liabilities	(6)	(33)
Stock based compensation	549	755
Bad debt expense	302	930
Accretion expense	60	—
Non-recurring acquisition/divestment expenses	—	446
Adjusted EBITDA	5,402	11,231
Proceeds from investment in lease agreement, net	5,637	3,695
Proceeds from buyouts / prepayments	1,902	1,943
Interest earned on cash investments	1,502	2,054
Operating EBITDA	$14,443	$18,923

Spruce Power Holding Corporation
Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2024 and December 31, 2023

	As of
(In thousands, except share and per share amounts)	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$116,588	$141,354
Restricted cash	33,621	31,587
Accounts receivable, net of allowance of $1.1 million and $1.7 million as of June 30, 2024 and December 31, 2023, respectively	13,252	9,188
Interest rate swap assets, current	10,273	11,333
Prepaid expenses and other current assets	5,136	9,879
Total current assets	178,870	203,341
Investment related to SEMTH master lease agreement	141,078	143,095
Property and equipment, net	471,302	484,406
Interest rate swap assets, non-current	20,116	16,550
Intangible assets, net	9,577	10,196
Deferred rent assets	3,155	2,454
Right-of-use assets, net	5,324	5,933
Goodwill	28,757	28,757
Other assets	255	257
Long-term assets of discontinued operations	—	32
Total assets	$858,434	$895,021

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,417	$1,120
Non-recourse debt, current, net	28,374	27,914
Accrued expenses and other current liabilities	20,811	40,634
Deferred revenue, current	2,101	878
Lease liability, current	1,042	1,166
Current liabilities of discontinued operations	65	—
Total current liabilities	53,810	71,712
Non-recourse debt, non-current, net	584,478	590,866
Deferred revenue, non-current	2,537	1,858
Lease liability, non-current	5,269	5,731
Warrant liabilities	2	17
Unfavorable solar renewable energy agreements, net	4,376	6,108
Interest rate swap liabilities, non-current	174	843
Other long-term liabilities	3,157	3,047
Long-term liabilities of discontinued operations	68	170

Total liabilities	653,871	680,352
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 350,000,000 shares authorized at June 30, 2024 and December 31, 2023; 19,357,850 and 18,557,200 shares issued and outstanding at June 30, 2024, respectively, and 19,093,186 issued and 18,292,536 outstanding at December 31, 2023	2	2
Additional paid-in capital	476,711	475,654
Accumulated deficit	(268,920)	(257,888)
Treasury stock at cost, 800,650 shares at June 30, 2024 and December 31, 2023, respectively	(5,424)	(5,424)
Noncontrolling interests	2,194	2,325
Total stockholders’ equity	204,563	214,669
Total liabilities and stockholders’ equity	$858,434	$895,021

For More Information
Investor Contact: investors@sprucepower.com
Head of Investor Relations: Bronson Fleig

Media Contact: publicrelations@sprucepower.com